Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of LAIX Inc. (formerly known as LingoChamp Inc.) of our report dated June 13, 2018 relating to the consolidated financial statements, which appears in LAIX Inc. (formerly known as LingoChamp Inc.)’s Amendment No.1 to the Registration Statement on Form F-1 (No. 333-227151).

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

February 28, 2019